UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 23, 2011

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

PHILLIPS-VAN HEUSEN CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2011, Phillips-Van Heusen Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation to change its name to “PVH Corp.”  As discussed below, the Company’s stockholders approved the amendment to the Certificate of Incorporation to change the Company’s name at the Company’s Annual Meeting of Stockholders.  The Certificate of Amendment is filed as Exhibit 3.1 to this Report.  A copy of the press release issued by the Company announcing the change of its name is attached as Exhibit 99.1 to this report.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 23, 2011.  There were present in person or by proxy, holders of 60,706,298 votes, which amount includes votes attributable to the 56,516,938 shares of the Company’s common stock that were present at the meeting, along with 4,189,360 votes held by the holders of the Company’s Series A convertible preferred stock.  The holders of the Company’s Series A convertible preferred stock are generally entitled to vote on an as converted basis with the holders of the Company’s common stock.  The shares present represented approximately 85% of the total votes eligible to be cast at the meeting.  The holders of the common stock voted on all matters reported below.

The following directors were elected to serve for a term of one year:

	For	Withheld	Broker Non-Vote

Mary Baglivo	59,112,309	28,590	1,560,599
Emanuel Chirico	57,195,754	1,945,145	1,560,599
Juan R. Figuereo	59,111,163	29,726	1,560,599
Joseph B. Fuller	57,456,836	1,684,063	1,560,599
Fred Gehring	57,663,220	1,477,679	1,560,599
Margaret L. Jenkins	59,110,904	29,995	1,560,599
David A. Landau	57,664,690	1,475,209	1,560,599
Bruce Maggin	56,969,885	2,171,014	1,560,599
V. James Marino	59,113,176	27,723	1,560,599
Henry Nasella	59,110,883	30,016	1,560,599
Rita M. Rodriguez	58,593,583	547,316	1,560,599
Craig Rydin	59,111,750	29,149	1,560,599
Christian Stahl	59,098,857	42,042	1,560,599

The proposal to amend the Company’s Certificate of Incorporation to change its name to “PVH Corp.” was approved.  The vote was:  FOR - 60,530,785; AGAINST - 37,147; and ABSTAIN - 138,366.  There were no broker non-votes for this proposal.

The proposal to approve the material terms of the Company’s 2006 Stock Incentive Plan was approved.  The vote was:  FOR - 57,863,512; AGAINST - 1,131,498; ABSTAIN - 150,688; and there were 1,560,599 broker non-votes.

The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers was approved.  The vote was:  FOR - 57,802,170; AGAINST - 1,190,232; ABSTAIN - 153,296; and there were 1,560,599 broker non-votes.

The proposal to determine, in a non-binding, advisory vote, whether a stockholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years received the following votes:  ONE YEAR - 52,902,526; TWO YEARS -  1,650,597; THREE YEARS - 4,327,238; ABSTAIN - 265,337; and there were 1,560,599 broker non-votes.

In light of the vote in favor of holding the non-binding, advisory vote on the compensation of the Company’s executive officers in an annual basis and the recommendation of the Company’s Board of Directors that such vote occur annually, the Board determined that it currently intends to include an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers, which is currently scheduled for the annual meeting of stockholders to be held in 2017.

The proposal for Ernst & Young LLP to serve as the Company’s independent auditors for its current fiscal year was ratified. The vote was:  FOR - 57,695,180; AGAINST- 2,870,059; and ASTAIN - 141,058.  There were no broker non-votes for this proposal.

Item 9.01                      Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit No.                      Description

3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 23, 2011.

10.1	2006 Stock Incentive Plan, as amended through June 23, 2011

99.1	Press Release, dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: June 28, 2011

EXHIBIT INDEX

Exhibit No.                      Description

3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 23, 2011.

10.1	2006 Stock Incentive Plan, as amended through June 23, 2011

99.1	Press Release, dated June 23, 2011.